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                             Robert S. Luce, Esq.,
                                Attorney at Law
                               399 Quentin Road
                                    Suite A
                           Palatine, Illinois 60067


                                August 20, 2001


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

RE: Registration and Issuance of Common Stock by Blagman Media International,
    Inc.

Ladies and Gentlemen:

    I have acted as counsel to Blagman Media International, Inc., a Nevada corporation (the "Company") in connection with the proposed issuance of a maximum of 100,000,000 of the Company's common stock (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8, dated August 20, 2001.

    In connection with this representation, I have examined and relied upon such records and documents as I have deemed necessary as a basis for the opinions expressed below. In such examination, I have assumed, without undertakign to verify the same by independent investigation, (i) as to questions of fact, the accuracy of all representations and certifications of all persons in documents examined by me, (ii) the genuineness of all signatures, (iii) the duly authorized execution and delivery of all documents on behalf of all persons,
(iv) the authenticity of all documetns submitted to me as originals, (v) the conformity to originals of all documents submitted to me as copies, (vii) the accuracy of all official records. I also have relied, as to certain matters of fact, upon representations made to me by officers and agents of the Company.

    Based upon and subject to the foregoing, I am of the opinion that;

    (1) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full power to own its properties and carry on its businesses as now being conducted.

    (2) The Shares will be, when issued in accordance with terms and conditions described in the Company's Registration Statement (which contains the relevant Prospectus) duly and validly issued, fully paid and non-assessable.


                                  Very truly.


                                  /s/ Robert S. Luce
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                                  Robert S. Luce

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                           CONSENT OF ROBERT S. LUCE


     I consent to the reference to my name under the caption "Legal Matters" in the Registration Statement (Form S-8) and related Prospectus of Blagman Media International, Inc. for the registration of certain shares of its common stock.

Palatine, Illinois
August 20, 2001


                                       /s/ Robert S. Luce
                                       ------------------
                                          Robert S. Luce
                                          Attorney at Law

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